Exhibit 24.1
POWERS OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of CSX Corporation, a corporation organized under Virginia law (the “Company”), hereby constitutes and appoints Ellen M. Fitzsimmons, Carolyn T. Sizemore and David A. Boor (each, an “Agent”, and together, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign any registration statement under the Securities Act of 1933, as amended, and any amendment to a previously filed registration statement, in each case relating to shares of the Corporation’s Common Stock that may be issued or sold pursuant to the 2010 CSX Stock and Incentive Award Plan, and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to any such registration statement or amendment, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Michael J. Ward Michael J. Ward	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2010
/s/ Oscar Munoz Oscar Munoz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2010
/s/ Carolyn T. Sizemore Carolyn T. Sizemore	Vice President and Controller (Principal Accounting Officer)	May 6, 2010
/s/ Alexandre Behring Alexandre Behring	Director	May 5, 2010
/s/ John B. Breaux John B. Breaux	Director	May 5, 2010
/s/ Steven T. Halverson Steven T. Halverson	Director	May 5, 2010
/s/ Edward J. Kelly, III Edward J. Kelly, III	Director	May 5, 2010
/s/ Gilbert Lamphere Gilbert Lamphere	Director	May 5, 2010
/s/ John D. McPherson John D. McPherson	Director	May 5, 2010
/s/ Timothy O’Toole Timothy O’Toole	Director	May 5, 2010
/s/ David M. Ratcliffe David M. Ratcliffe	Director	May 5, 2010
/s/ Donald J. Shepard Donald J. Shepard	Director	May 5, 2010